Ex-99.2 a)


March 21, 2003

Deloitte & Touche LLP
Suite 2801, One Independent Drive
Jacksonville, Florida 32202

As of and for the years ended December 31, 2002, Alliance Mortgage Company and subsidiaries (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for the same period, the Company had in effect fidelity and errors and omissions insurance coverage in the amounts of $15,000,000 and $15,000,000, respectively.

                                          /s/ Gary A. Meeks
                                          ------------------------------------
                                          Gary A. Meeks
                                          Chairman and Chief Executive Officer

                                          /s/ Blake Wilson
                                          ------------------------------------
                                          Blake Wilson
                                          Executive Vice President
                                          Chief Financial Officer

                                          /s/ Michael C. Koster
                                          ------------------------------------
                                          Michael C. Koster
                                          Executive Vice President
                                          Loan Administration



Ex-99.2 b)

KPMG LLP
600 Anton Blvd., Suite 700
Costa Mesa, CA 92626


April 14, 2003

Ladies and Gentlemen:

We are providing you this letter in connection with your examination of management's assertion about Impac Funding Corporation's compliance with the master servicing requirements as detailed in the pooling and servicing requirements as of and for the year ended December 31, 2002 for the purpose of expressing an opinion as to whether management's assertion is fairly stated, in all material respects.

We confirm, to the best of our knowledge and belief, the following representations made to you during your examination:

1. We are responsible for complying with the master servicing requirements as detailed in the pooling and servicing agreements.

2. We are responsible for establishing and maintaining effective internal control over compliance with the master servicing requirements.

3. We have performed an evaluation of Impac Funding Corporation's compliance with the master servicing requirements.

4. As of and for the year ended December 31, 2002, Impac Funding Corporation has complied in all material respects with the master servicing requirements as detailed in the pooling and servicing agreements, except as noted in Management's Assertion on Master Servicing.

5. We have disclosed to you all known noncompliance with the master servicing requirements.

6. We have made available to you all documentation related to compliance with the master servicing requirements.

7. We have disclosed any communications from regulatory agencies, internal auditors, and other practitioners covering possible noncompliance with the master servicing requirements, including communications received between the end of the period addressed in Management's Assertion on Master Servicing and the date of the independent accountants' report.

8. We have disclosed to you any known noncompliance occurring subsequent to December 31, 2002.

9. We noted there have been no losses incurred on permitted investments held by the Master Servicer or any sub-servicer for the year ended December 31, 2002.

10. We affirm that the unsigned copies of the Pooling and Servicing agreements for the CMB 2001-2, SAC 2001-5 and the Lehman Brothers Bank 9/1/99 securitizations are the same as executed copies which were destroyed in the September 11, 2001 World Trade Center incident.



Very truly yours,

Impac Funding Corporation

/s/ Richard Johnson
--------------------------------
Richard Johnson
CHIEF FINANCIAL OFFICER



/s/  Mario R. Fegan
--------------------------------
Mario R. Fegan
VICE PRESIDENT MASTER SERVICING



                    MANAGEMENT ASSERTION ON MASTER SERVICING

As of and for the year ended December 31, 2002, Impac Funding Corporation has complied in all material respects with the requirements for Master Servicer as detailed in the Pooling and Servicing Agreements (PSA's) relating to the securitizations as listed in the attachment to this letter, except for the areas as detailed in this assertion.

The following is a listing of the specific requirements that the Master Servicer complied with during the year ended December 31, 2002:

1. The Master Servicer does not assert that the sub-servicers are in compliance with PSA's except that the sub-servicers' agreements comply with the requirements of the Master Servicer under the PSA's, except as noted in the following assertions.

2. The Master Servicer has complied with the requirements as stated within the "Collection of Taxes, Assessments and Similar Items; Servicer Accounts" section of the Pooling and Servicing Agreement.

3. The Master Servicer has complied with the requirements as stated with the "Annual Statement of Compliance" section of the Pooling and Servicing Agreement.

4. The Master Servicer has complied with the requirements as stated within the "Collection of Mortgage Payments" section of the Pooling and Servicing Agreement, except that:

         CENDANTMORTGAGE CORPORATION, COUNTRYWIDE HOME LOANS AND OPTION ONE
                MORTGAGE CORPORATION, SUB-SERVICERS OF THE MASTER SERVICER, ARE ALLOWED 48 HOURS TO DEPOSIT PAYMENTS INTO THE PROTECTED ACCOUNTS RATHER THAN 24 HOURS AS REQUIRED IN THE PSA'S.

         THE UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS (USAP)
                LETTERS AND SUB-SERVICER OFFICERS CERTIFICATION FOR TWO OF THE SUB-SERVICERS, OPTION ONE MORTGAGE CORPORATION AND LIGHTHOUSE COMMUNITY BANK, WERE AS OF APRIL 30, 2002 AND SEPTEMBER 30, 2002, RATHER THAN AS OF DECEMBER 31, 2002.

         FLAGSTAR BANK, A SUB-SERVICER OF THE MASTER SERVICER, DOES NOT PROVIDE
                A USAP LETTER TO THE MASTER SERVICER.

         THE MASTER SERVICER DOES NOT CAUSE OPTION ONE MORTGAGE CORPORATION,
                WHICH IS ONE OF THE MASTER SERVICER'S SUB-SERVICERS, TO DENY MORTGAGE PAYMENT FORBEARANCE FOR MORE THAN SIX MONTHS OR DURING THE LAST TWELVE MONTHS OF THE MORTGAGE NOTE TERM AS REQUIRED IN THE POOLING AND SERVICING AGREEMENTS.

         THE MASTER SERVICER WAS UNABLE TO PROVIDE EXECUTED COPIES OF THE
                POOLING AND SERVICING AGREEMENTS FOR THE CMB 2001-2 AND THE SAC 2001-5 SECURITIZATIONS. INSTEAD THE MASTER SERVICER PROVIDED UNSIGNED COPIES OF THE AGREEMENTS WHICH THEY REPRESENT ARE THE SAME AS THE EXECUTED COPIES. THE MASTER SERVICER INDICATED THAT THE EXECUTED COPIES WERE DESTROYED BY THE SEPTEMBER 11, 2001 WORLD TRADE CENTER INCIDENT.

5. The Master Servicer has complied with the requirements as stated within the "Maintenance of Primary Insurance Policies; Collections Thereunder" section of the Pooling and Servicing Agreement.

6. The Master Servicer has complied with the requirements as stated within the "Maintenance of Hazard Insurance and Fidelity Coverage" section of the Pooling and Servicing Agreement.

7. The Master Servicer has complied with the requirements as stated within the "Protected Accounts" section of the Pooling and Servicing Agreement.

8. The Master Servicer has complied with the requirements as stated within the "Withdrawals from Collection Accounts" section of the Pooling and Servicing Agreement, except that:

         THE MASTER SERVICER DOES NOT CAUSE OPTION ONE MORTGAGE CORPORATION,
                WHICH IS ONE OF THE MASTER SERVICER'S SUB-SERVICERS, TO DENY MORTGAGE PAYMENT FORBEARANCE FOR MORE THAN SIX MONTHS OR DURING THE LAST TWELVE MONTHS OF THE MORTGAGE NOTE AS REQUIRED IN THE POOLING AND SERVICING AGREEMENTS.



IMPAC FUNDING CORPORATION

April 9, 2003



/s/ Richard Johnson
------------------------------
Richard Johnson
CHIEF FINANCIAL OFFICER



/s/ Marlo R. Regan
------------------------------
Marlo R. Regan
VICE PRESIDENT MASTER SERVICING